FORM 8-A/A

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          ------------------------

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                           ROHN Industries, Inc.
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           (Exact name of registrant as specified in its charter)

              Delaware                                   36-3060977
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(State of incorporation or organization)             (I.R.S. Employer
                                                    Identification No.)



 6718 West Plank Road, Peoria, Illinois                   61604
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(Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing to General Instruction A.(c), check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
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                              (Title of Class)

Item 1.   Description of Securities to be Registered.
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          The registration and listing of ROHN Industries, Inc.'s common stock, $.01 par value, pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act") was withdrawn pursuant to an order of the Securities and Exchange Commission on September 3, 1998. The Securities will be registered under Section 12(g) of the Exchange Act pursuant to a Registration Statement on Form 8-A being filed concurrently herewith.

Item 2.   Exhibits.
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          None.
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                                 SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, ROHN Industries, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    ROHN INDUSTRIES, INC.


                                    By: /s/ Brian B. Pemberton
                                        -----------------------------
                                        Brian B. Pemberton
                                        Chief Executive Officer, President
                                        and Secretary

Date:  March 28, 2000